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Exhibit 4.9

        Execution Copy

THIS MORTGAGE CONSTITUTES A FIXTURE FILING
UNDER THE PENNSYLVANIA UNIFORM COMMERCIAL CODE

THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES
UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000
PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS
AS DESCRIBED IN 42 Pa.C.S. §8143

OPEN-END MORTGAGE, SECURITY AGREEMENT
AND ASSIGNMENT OF RENTS

dated as of December 7, 2001

from

HOMER CITY OL1 LLC,
as the Owner Lessor

to

THE BANK OF NEW YORK,
as Security Agent and Mortgagee

When recorded return to:
The Bank of New York
c/o The United Sates Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention: Corporate Trust Administration

THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000 PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 Pa.C.S. §8143

OPEN-END MORTGAGE, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS

        THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS (this "Mortgage"), dated as of December 7, 2001, is made by and between HOMER CITY OL1 LLC, a Delaware limited liability company ("Owner Lessor"), whose address is Wells Fargo Bank Minnesota, N.A., Corporate Trust Services, MAC; N2691-090, 213 Court Street, Middletown, CT 06457, as mortgagor, and THE BANK OF NEW YORK as Security Agent for the Lease Indenture Secured Parties as defined below (the "Security Agent").

        WHEREAS, the Owner Lessor is the ground tenant of an undivided percentage interest (the "Ground Interest") in the land more particularly described on Schedule I hereto (the "Site") pursuant to the Facility Site Lease described on Schedule II hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Facility Site Lease"), a memorandum of which Facility Site Lease is recorded in                        Book            , page            in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

        WHEREAS, the Owner Lessor has subleased the Ground Interest to EME Homer City Generation L.P. ("Homer City") pursuant to the Facility Site Sublease described on Schedule III hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Facility Site Sublease"), a memorandum of which Facility Site Sublease is recorded in                        Book            , page             in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

        WHEREAS, the Owner Lessor is the fee owner of an undivided 30% interest in the generating facilities located on the Site (the "Facility") more particularly described in Schedule IV hereto (the "Undivided Interest").

        WHEREAS, the Owner Lessor has leased the Undivided Interest in the Facility to Homer City pursuant to a Facility Lease described on Schedule V hereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Facility Lease"), a memorandum of which Facility Lease is recorded in            Book            , page            in the Office of the Recorder of Deeds for Indiana County, Pennsylvania;

        WHEREAS, Owner Lessor, the Security Agent and The Bank of New York (the "Lease Indenture Trustee") have entered into an Indenture of Trust and Security Agreement, dated as of December 7, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Lease Indenture"), to provide among other things for the issuance by the Owner Lessor of certain Lessor Notes as defined therein, and for the grant of this Mortgage;

        WHEREAS, pursuant to the Lease Indenture, the Security Agent serves as a common representative and to hold the Indenture Estate for the benefit of the Lease Indenture Secured Parties;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in order to secure (i) the prompt payment of the principal of and interest on, and all other amounts due with respect to, the Lessor Notes from time to time outstanding, and all other amounts owing by Owner Lessor hereunder or under the Lease Indenture, and the performance and observance by Owner Lessor of all the agreements, covenants and provisions contained in the Operative Documents, and the prompt payment of all amounts from time to time due or to become due to any Lease Indenture Secured Party under the Operative Documents (collectively the "Lessor Secured Obligations"), Owner Lessor hereby grants, bargains, sells, conveys, aliens, enfeoffs, confirms, releases, assigns, transfers, pledges and mortgages unto the Security Agent acting for and on behalf of the Lease Indenture Secured Parties, a first priority security interest in and mortgage lien on all estate, right, title and interest now held or hereafter acquired by the Owner Lessor in, to and under the following described property, rights, interests and privileges, whether now or hereafter acquired, other than Excepted Payments (such property, rights, interests and privileges as are conveyed pursuant to this granting clause, but excluding Excepted Payments and the rights to enforce and collect the sums as set forth herein, being hereinafter referred to as the "Indenture Estate"):

          (1)  the Undivided Interest; the Owner Lessor's interest in all goods (as defined in the Uniform Commercial Code as in effect in the State of New York from time to time) constituting the Facility; all appliances, parts, instruments, appurtenances, accessories, furnishings, equipment or other property of whatever nature that may from time to time be incorporated in the Facility ("Components"), except to the extent constituting a modification, alteration, addition or improvement to the Facility ("Improvements"); the Owner Lessor's interest in any Improvements; the Facility Site Lease and the Ground Interest thereunder; the Facility Lease and all payments of any kind by the Facility Lessee thereunder (including Rent); the Facility Site Sublease and the Sublease Ground Interest thereunder and all payments of any kind by the Facility Lessee thereunder; Owner Lessor's interest in all tangible property located on or at or attached to the Facility Land that an interest in such tangible property arises under applicable real estate law ("fixtures"); the Facility Deed, the Bill of Sale, the Ownership and Operation Agreement, the Lessor LLC Agreement, and all and any interest in any property now or hereafter granted to the Owner Lessor pursuant to any provision of the Facility Site Lease, Facility Lease or the Facility Site Sublease; the Security Depositary Agreement, the Debt Service Reserve Letter of Credit, the Pledge and Collateral Agreement and each other Operative Document to which the Owner Lessor is a party (the Undivided Interest, the Owner Lessor's interest in any Components, the Owner Lessor's interest in any fixtures, Improvements and the Ground Interest are collectively referred to as the "Property Interest" and the documents, specifically referred to above in this paragraph (1) are collectively referred to as the "Indenture Estate Documents"), including, without limitation, (x) all rights of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor) to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Lessor or the Facility Lessee (to the extent assigned by the Facility Lessee to the Owner Lessor), whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Default or Lease Event of Default and (y) any right to restitution from the Facility Lessee, any sublessee or any other Person in respect of any determination of invalidity of any such document;

          (2)  all rents, royalties, issues, profits, revenues, proceeds, damages, claims and other income from the property described in this Granting Clause, including, without limitation, all payments or proceeds payable to the Owner Lessor as the result of the sale of the Property Interest or the lease or other disposition of the Property Interest, and all estate, right, title and interest of every nature whatsoever of the Owner Lessor in and to such rents, issues, profits, revenues and other income and every part thereof (the "Lease Revenues");

          (3)  all condemnation proceeds with respect to the Property Interest or any part thereof (to the extent of the Owner Lessor's interest therein), and all proceeds (to the extent of the Owner Lessor's interest therein) of all insurance maintained pursuant to Section 11 of the Facility Lease or otherwise;

          (4)  all other property of every kind and description and interests therein now held or hereafter acquired by the Owner Lessor pursuant to the terms of any Operative Document, wherever located;

          (5)  all damages resulting from breach (including, without limitation, breach of warranty or misrepresentation) or termination of any of the Indenture Estate Documents or arising from bankruptcy, insolvency or other similar proceedings involving any party to the Indenture Estate Documents;

          (6)  the Debt Service Reserve Account and all amounts on deposit therein; and

          (7)  all proceeds of the foregoing;

        BUT EXCLUDING from the Indenture Estate all Excepted Payments, any and all rights to enforce and collect the same, and SUBJECT TO the rights of the Owner Lessor and the Owner Participant under the Lease Indenture.

        TO HAVE AND TO HOLD the Indenture Estate unto the Security Agent, forever, provided that if Owner Lessor shall pay and otherwise observe and perform all of the Lessor Secured Obligations, then this Mortgage and the estate and interests hereby granted, shall cease and be void.

        AND Owner Lessor covenants and agrees with Security Agent as follows:

        1.    Payment and Performance.    THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000 PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 Pa.C.S. §8143.    Subject to the terms and conditions of the Lease Indenture, Owner Lessor shall pay when due and shall observe and perform all of the Lessor Secured Obligations.

        2.    Default.    Owner Lessor shall not be deemed in default hereunder unless and until a Lease Indenture Event of Default shall have occurred.

        3.    Remedies.    Upon the occurrence and continuance of a Lease Indenture Event of Default, Mortgagee may forthwith exercise, separately, concurrently, successively or otherwise, but only in compliance with the Lease Indenture, any and all rights and remedies available to Mortgagee pursuant to this Mortgage or the Lease Indenture or available by law, equity or otherwise.

        4.    Mortgagee's Right to Perform Obligations.    Upon the occurrence and continuance of any Lease Indenture Event of Default, and in addition to all other rights and remedies available to it, to the extent provided in the Lease Indenture the Security Agent shall have the right, but not the obligation, to perform the Obligation of Owner Lessor then in default, and to make all advances of funds in connection therewith as the Security Agent deems appropriate, including, without limitation, for the payment of taxes, assessments, and other charges and costs for the protection of the Indenture Estate or the lien of this Mortgage and expenses incurred by reason of the default of this Mortgage, all of which expenditures shall be secured by the lien of this Mortgage and payable on demand of Security Agent.

        5.    Invalidity.    If any term, provision, or condition of the Lease Indenture, Facility Lease, the Facility Sublease, the Facility Site Lease and/or this Mortgage or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable in any respect, the remainder thereof shall be construed without such provision and the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, as the case may be, shall not be affected thereby, and each term and provision thereof shall be valid and enforced to the fullest extent permitted by law.

        9.    Governing Law.    This Mortgage shall be governed by the laws of the Commonwealth of Pennsylvania.

        10.    Lease Indenture.    This Mortgage is executed pursuant to the Lease Indenture, and is subject to the rights and obligations of the Owner Lessor, the Owner Participant and the Security Agent as set forth therein (except to the extent inapplicable by their nature to a mortgage). Capitalized terms used and not defined herein shall have the meaning given such terms in the Lease Indenture.

        11.    Future Advances, 42 Pa. C.S. §8143.    This Mortgage shall secure any additional loans as well as any and all present or future advances and readvances under or in connection with the Lessor Secured Obligations, made pursuant to or in connection with the Lease Indenture to or for the benefit of Owner Lessor or the Indenture Estate, all of which shall be entitled to the benefits of an Open-End Mortgage under 42 Pa.C.S.A. §8143 and shall have the same lien priority as if the future loans, advances or readvances were made as of the date hereof including, without limitation: (i) principal, interest, late charges, fees and other amounts due under the Lease Indenture, the Lessor Notes, or this Mortgage; (ii) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, and other charges and costs incurred by Security Agent for the enforcement and protection of the Indenture Estate or the lien of this Mortgage; and (ii) all legal fees, costs and other expenses incurred by the Security Agent by reason of any Lease Indenture Event of Default.

        12.    42 Pa. C.S. §8144.    In addition to any other indebtedness secured hereby, this Mortgage secures unpaid balances of advances made with respect to the Indenture Estate, for the payment of taxes, assessments, and other charges or costs incurred for the protection of the Indenture Estate or the lien of this Mortgage, and expenses incurred by the Security Agent by reason of default by Owner Lessor under this Mortgage. This Mortgage shall be a lien on the Indenture Estate from the time the Mortgage is left for record, or the time of delivery to the Security Agent of a Purchase Money Mortgage which is recorded within ten days after its date, for the full amount of the unpaid balances of such advances that are made under this Mortgage, plus interest thereon, regardless of the time when such advances are or may be made.

        IN WITNESS WHEREOF, Owner Lessor has executed this Mortgage as of the date first above written.

HOMER CITY OL1 LLC
By:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Manager under the Lessor LLC Agreement
By:	/s/ JOSEPH P. O'DONNELL
Name: Joseph P. O'Donnell Title: Corporate Trust Officer

I certify that the precise address
of the within named mortgagee is:

  The Bank of New York
  c/o The United Sates Trust Company of New York
  114 West 47th Street, 25th Floor
  New York, New York 10036
  Attention: Corporate Trust Administration

/s/ CHRISTOPHER J. GRELL
For the mortgagee

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

        To wit, I, hereby certify, that on this 7 day of December, in the year 2001, before the subscriber, a Notary Public, personally appeared Joseph O'Donnell, the Corporate Trust Officer of Wells Fargo Bank Northwest, National Association and that he/she, as Corporate Trust Officer of such corporation, acknowledged the foregoing deed to be the act of said corporation as Owner Manager of Homer City OL1 LLC under the Limited Liability Company Agreement dated as of December 7, 2001.

        In testimony whereof, I have affixed my official seal, this 7 day of December, A.D. 2001.

/s/ ANTHONY CIFRA
Notary Public

        My commission expires: September 10, 2005

[ADD OWNER LESSOR ACKNOWLEDGEMENT]

[ADD SCHEDULE I—LEGAL DESCRIPTION OF SITE]

[ADD SCHEDULE II—DESCRIPTION OF FACILITY SITE LEASE

[ADD SCHEDULE III—DESCRIPTION OF FACILITY SITE SUBLEASE]

[ADD SCHEDULE IV—DESCRIPTION OF THE FACILITY]

[ADD SCHEDULE V—DESCRIPTION OF FACILITY LEASE]

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  Exhibit 4.9
THIS MORTGAGE CONSTITUTES A FIXTURE FILING UNDER THE PENNSYLVANIA UNIFORM COMMERCIAL CODE
THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF $330,000,000 PLUS ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 Pa.C.S. §8143
OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS